UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 25, 2010
PRAXAIR, INC.

(Exact name of registrant as specified in its charter)
DELAWARE

(State or Other jurisdiction of incorporation)

1-11037	06-124-9050

(Commission File Number)	(IRS Employer Identification No.)

39 OLD RIDGEBURY ROAD, DANBURY, CT	06810-5113

(Address of principal executive offices)	(Zip Code)
(203)837-2000

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
On January 25, 2010, the Compensation and Management Development Committee of the Board of Directors of Praxair, Inc. established 2010 performance goals for determining performance-based annual variable compensation cash awards that may be paid to executive officers and other high level executives under the 2002 Praxair, Inc. Variable Compensation Plan, as amended (the “Plan”). The Plan, as amended and restated effective January 1, 2008, was filed as Exhibit 10.03 to the Company’s 2008 Annual Report on Form 10-K. The financial goals are principally sales, net income and working capital as a percentage of sales, subject to certain adjustments that may be made. The non-financial goals include safety and environmental performance, audit and compliance, productivity, strategic positioning of the business for long term performance, consideration of external factors and performance relative to peer companies, and employee engagement and people development.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAXAIR, INC. Registrant
Date: January 27, 2010	By:	/s/ James T. Breedlove
James T. Breedlove
Senior Vice President, General Counsel and Secretary